Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Members of U-Store-It Trust

We hereby consent to the inclusion in this Amendment No. 3 to this Registration Statement of U-Store-It Trust on Form S-11 of our report dated September 2, 2004, relating to the statement of revenues and certain expenses of Devon Real Estate Conversion Fund, LP for the year ended December 31, 2003. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/S/ TIMPSON GARCIA, LLP

Oakland, California

October 18, 2004